Exhibit (a)(1)(G)

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NASDAQ OMX

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Option Exchange Program

Opens July 7, 2010 9:30 am EDT

Closes End of Day, Aug 3, 2010, 12:00 midnight EDT

Welcome to your Option Exchange Program website!

Please enter your Login ID and Password. Your Login ID is your NASDAQ OMX email address. When logging on for the first time, your temporary password is your employee ID #.

If you have misplaced or did not receive your Password, or you do not remember your Password, click here.

NASDAQ OMX has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC).

Before deciding to participate in the Option Exchange Program, you should carefully read the Tender Offer Statement and other related materials as these documents contain important information about the Option Exchange Program.

The period to exchange your eligible options will expire on August 3, 2010.

Welcome

NASDAQ OMX

Option Exchange Program

Opens July 7, 2010 9:30 am EDT

Closes End of Day, Aug 3, 2010, 12:00 midnight EDT

Welcome: John Doe Home Logout Administration

Learn

Click on any of the links below to learn more.

Bob’s Program Announcement Email

Bill’s Program Overview Email

Proxy Proposal

Q & A

Schedule TO – Tender Offer

Offer to Exchange

Day Before Exchange Window Opens

Email

Day Window Opens Email

Option Exchange Breakeven Calculator

The PDF documents above require Adobe

Acrobat Reader. If necessary you can download

it from Adobe Systems.

Make My Election

You have 32 days left to elect whether to keep your

Eligible Awards or exchange some or all of them for

Replacement Award.

View/Make My Election

Need Help

Contact NASDAQ OMX Option Exchange Program

Helpline by phone at (408) 754-4658 or by email at

NASDAQOMXquestions@sos-team.com for any

questions related to this exchange website or

information listed on this website. The helpdesk is

available:

July 7 – July 9: 8:00 a.m. – 2:00 p.m. EDT

July 12 – July 30: 8:00 a.m. – 12:00 p.m. EDT

August 2: 9:00 a.m. – 6:00 p.m. EDT

August 3: 9:00 a.m. – 10:00 p.m. EDT

You can contact E*Trade for general information about

all your equity grants at 1-800-838-0908.

Change Your Password

NASDAQ OMX has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC).

Before deciding to participate in the Option Exchange Program, you should carefully read the Tender Offer Statement and other related materials as these documents contain important information about the Option Exchange Program.

The period to exchange your eligible options will expire on August 3, 2010.

ViewElect

NASDAQ OMX

Option Exchange Program
Opens July 7, 2010 9:30 am EDT
Closes End of Day, Aug 3, 2010, 12:00 midnight EDT

Welcome: **John Doe**

Home Logout Administration

Make My Election (Step 1 of 4)

Indicate your decision to tender your Eligible Options identified below in exchange for new awards by selecting "Yes" choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select the "No" choice in the Election column for that particular Eligible Options.

If you do not select the "Yes" choice with respect to an Eligible Option, your election with respect to that Option will default to "No". In that event, the Eligible Option Grant will not be exchanged.

You may not tender only a portion of an Eligible Option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Bob's Program Announcement Email
- Bill's Program Overview Email
- Proxy Proposal
- Q & A
- Schedule TO – Tender Offer
- Offer to Exchange
- Day Before Exchange Window Opens Email
- Day Window Opens Email

Breakeven Calculator

Original Award						Replacement Award			
Number	Type	Grant Date	Exercise Price ($)	Shares Outstanding	Shares Vested	Type	Shares	Shares Vested	Election
4798	Stock Option	11/07/06	$36.90	3,900	2,925	Stock Option	2,785	0	○ Yes ⊙ No
4818	Stock Option	12/13/06	$35.92	2,780	1,390	Stock Option	1,985	0	○ Yes ⊙ No
6560	Stock Option	12/12/07	$45.38	2,031	0	Stock Option	1,450	0	○ Yes ⊙ No

Cancel Continue

Need Help?

Contact NASDAQ OMX Option Exchange Program Helpline by phone at (408) 754-4658 or by email at NASDAQOMXquestions@sos-team.com for any questions related to this exchange website or information listed on this website. The helpdesk is available:

- July 7 – July 9: 8:00 a.m. – 2:00 p.m. EDT
- July 12 – July 30: 8:00 a.m. – 12:00 p.m. EDT
- August 2: 9:00 a.m. – 6:00 p.m. EDT
- August 3: 9:00 a.m. – 10:00 p.m. EDT

NASDAQ OMX has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC).

ViewElect

Before deciding to participate in the Option Exchange Program, you should carefully read the Tender Offer Statement and other related materials as these documents contain important information about the Option Exchange Program.

The period to exchange your eligible options will expire on August 3, 2010.

Confirmation

NASDAQ OMX

Option Exchange Program
Opens July 7, 2010 9:30 am EDT
Closes End of Day, Aug 3, 2010, 12:00 midnight EDT

Welcome: **John Doe** Home Logout Administration

Make My Election (Step 2 of 4)

You have made the following elections with respect to your Eligible Options:

Original Award						Replacement Award			
Number	Type	Grant Date	Exercise Price ($)	Shares Outstanding	Shares Vested	Type	Shares	Shares Vested	Election
4798	Stock Option	11/07/06	$36.90	3,900	2,925	Stock Option	2,785	0	Yes No
4818	Stock Option	12/13/06	$35.92	2,780	1,390	Stock Option	1,985	0	Yes No
6560	Stock Option	12/12/07	$45.38	2,031	0	Stock Option	1,450	0	Yes No

Cancel Continue

Need Help?

Contact NASDAQ OMX Option Exchange Program Helpline by phone at (408) 754-4658 or by email at NASDAQOMXquestions@sos-team.com for any questions related to this exchange website or information listed on this website. The helpdesk is available:

- July 7 – July 9: 8:00 a.m. – 2:00 p.m. EDT
- July 12 – July 30: 8:00 a.m. – 12:00 p.m. EDT
- August 2: 9:00 a.m. – 6:00 p.m. EDT
- August 3: 9:00 a.m. – 10:00 p.m. EDT

NASDAQ OMX has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC). Before deciding to participate in the Option Exchange Program, you should carefully read the Tender Offer Statement and other related materials as these documents contain important information about the Option Exchange Program.

The period to exchange your eligible options will expire on August 3, 2010.

Agreement

NASDAQ OMX

Option Exchange Program

Opens July 7, 2010 9:30 am EDT

Closes End of Day, Aug 3, 2010, 12:00 midnight EDT

Welcome: John Doe Home Logout Administration

Submit My Elections (Step 3 of 4)

I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Schedule TO – Tender

Offer.

Email Address: Option.ExchangeProgram@nasdaqomx.com

Employee ID: 10124

An e-mail will be sent to the e-mail address above confirming your election after you select the “I Agree” button below.

Cancel I Agree

Need Help

Contact NASDAQ OMX Option Exchange Program

Helpline by phone at (408) 754-4658 or by email at

NASDAQOMXquestions@sos-team.com for any

questions related to this exchange website or

information listed on this website. The helpdesk is

available:

July 7 – July 9: 8:00 a.m. – 2:00 p.m. EDT

July 12 – July 30: 8:00 a.m. – 12:00 p.m. EDT

August 2: 9:00 a.m. – 6:00 p.m. EDT

August 3: 9:00 a.m. – 10:00 p.m. EDT

NASDAQ OMX has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC).

Before deciding to participate in the Option Exchange Program, you should carefully read the Tender Offer Statement and other related materials as these documents contain important information about the Option Exchange Program.

The period to exchange your eligible options will expire on August 3, 2010.

PrintConfirmation

NASDAQ OMX

Option Exchange Program
Opens July 7, 2010 9:30 am EDT
Closes End of Day, Aug 3, 2010, 12:00 midnight EDT

Welcome: **John Doe**

Home Logout Administration

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Original Award						Replacement Award			
Number	Type	Grant Date	Exercise Price ($)	Shares Outstanding	Shares Vested	Type	Shares	Shares Vested	Election
4798	Stock Option	11/07/06	$36.90	3,900	2,925	Stock Option	2,785	0	No
4818	Stock Option	12/13/06	$35.92	2,780	1,390	Stock Option	1,985	0	No
6560	Stock Option	12/12/07	$45.38	2,031	0	Stock Option	1,450	0	No

Please print and keep a copy of this Election Confirmation page for your records. The printed copy of this Election Confirmation will provide evidence that you submitted your election.

Print A Confirmation | Logout | Return To Welcome Page

NASDAQ OMX has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC). Before deciding to participate in the Option Exchange Program, you should carefully read the Tender Offer Statement and other related materials as these documents contain important information about the Option Exchange Program.

The period to exchange your eligible options will expire on August 3, 2010.

Option Exchange Breakeven Calculator At What Stock Price Will the Value of My Eligible Option Equal the Value of the Replacement Option Step 1: Select Eligible Grant ID 4798 Exercise Price of Eligible Option (A) 36.90 Number of Eligible Options (B) 3900 Step 2: Enter Potential Exercise Price of Replacement Options (C) Press to Calculate Breakeven Calculate Exchange Ratio Based on Eligible Grant ID Selected in Step 1 (D) Replacement Options Breakeven Stock Price What is the Value of My Eligible Option and Replacement Option at Other Stock Prices Step 3: Enter Hypothetical Stock Price to Calculate Values (F) Press to Calculate Values Calculate Value of Eligible Options at Price Entered in Step 3 Value of Replacement Options at Price Entered in Step 3 Reset Legend Step 1: Select Eligible Grant ID: Each of your stock option awards has a Grant ID. Refer to the award agreements for the Grant ID. You may also select “All Eligible Grants” to model all grants eligible for exchange. Exercise Price of Eligible Option (A): This was fixed at grant date and can be found in your award agreements.

If you selected “All Eligible Grants” in Step 1, this exercise price will be the weighted average exercise price (based on number of eligible options you currently hold from each grant) of all grants you have received. Number of Eligible Options (B): This was established at grant date and can be found in your award agreements. If you selected “All Eligible Grants” in Step 1, this number will be the sum of all eligible options you currently hold. Step 2: Potential Exercise Price of Replacement Option (C): The actual exercise price on replacement options you receive will be based on NASDAQ OMX’s closing stock price on the day the replacement options are granted. This date is expected to be August 3, 2010. For purposes of modeling, you may wish to enter a notional exercise price based on NASDAQ OMX’s current stock price, average historical stock price, or another grant price, estimated at your discretion. Exchange Ratio Based on Eligible Grant ID Selected in Step 1 (D): This has been pre-determined and is designed to ensure that the aggregate Black-Scholes value of the options tendered and the replacement options received are approximately equal. Please refer to the Tender Offer Statement and related materials for more detail on how this ratio was determined. Replacement Options: This is the number of replacement options you will receive, based on the number of eligible options tendered and the exchange ratio. Breakeven Stock Price: This is the estimated value that NASDAQ OMX’s stock price would need to attain for the value of the eligible options surrendered (a larger number of options at a higher exercise price) to equal the value of the replacement options to be received (a smaller number of options at a lower exercise price), based on the exercise price you entered into this model. Step 3: Enter Hypothetical Stock Price to Calculate Values (F): By entering any stock price scenarios you want, you can see the calculated exercise values of your eligible and replacement option awards (based on the inputs you provide in Steps 1 and 2).